Exhibit 99

Genesis Bioventures Presents At the National Investment Banking Association's Capital Conference

Thursday December 7, 12:00 pm ET

LOS ANGELES, Dec. 7, 2006 (PRIME NEWSWIRE) -- Genesis Bioventures, Inc. (OTC BB:GBIW.OB - News) today announced that its President and CEO, Mr. Douglas C. Lane, delivered four presentations on Genesis Bioventures' progress and commercial development at the National Investment Banking Association's (NIBA) Capital Conference on November 30th and December 1st at the Westin Casuarina Hotel in Las Vegas, Nevada.

``It was a pleasure to present on behalf of our Company at the National Investment Banking Association's Capital Conference and discuss our turnaround progress,'' said Mr. Lane. ``Sophisticated investors consistently express interest at these presentations as they recognize Genesis Bioventures for its continued efforts in breast cancer risk assessment through our Mammastatin Serum Assay and in public food safety through our Rapid Assay for Mad Cow Disease. It is always richly rewarding to present to the investment community and to hear the interest and support in our continued development.''

Mr. Lane joined the Company as its interim CEO and President in April 2006 to implement the reorganization and restructuring plan of Genesis Bioventures developed by his company, Experigen Management Company. The plan is multifaceted and focuses on the commercialization of the Company's diagnostic test for breast cancer risk assessment, the Mammastatin Serum Assay, as well as commercialization of rapid assays for Mad Cow Disease and other prion-caused diseases.

About NIBA

The National Investment Banking Association is a national trade association of regional and independent brokerages, investment banking firms, and related capital market service providers.

About Genesis Bioventures, Inc.

Genesis Bioventures, Inc. is a biomedical development corporation focused on the development and marketing of novel diagnostics and therapeutics in oncology and neurodegenerative diseases.

This press release may contain statements that constitute ``forward-looking statements'' as defined under U.S. federal securities laws. Generally, the words ``believe,'' ``expect,'' ``intend,'' ``estimate,'' ``anticipate,'' ``establish,'' ``project'' and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Genesis' historical experience and its present expectations or projections. These risks include, but are not limited to: actual use of the Rapid Prion Detection assays in slaughterhouses; actual commercialization of assays for transmissible spongiform encephalopathies in animals and humans; GBI's ability to transition its corporate restructuring; to generate revenues and net income; ability to obtain personnel and directors familiar with investment, biotechnology, and pharmaceutical industries; commercialization of products through Prion Developmental Laboratories; our ability to become an industry leader; changes in economic conditions; the competitive environment within the biomedical industry; GBI's ability to capture market share; the effectiveness of GBI's advertising and marketing programs; ability to raise additional capital; ability to achieve earnings goals; regulatory and legal changes; ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in GBI's filings with the SEC, including the Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

GBI Investor Relations
(310) 443-4102
gbi@gnsbio.com
www.gnsbio.com

Aurelius Consulting Group
Sanford Diday
(407) 644-4256, Ext. 115
Sanford@aurcg.com
info@aurcg.com
www.runonideas.com